                                                                       EXHIBIT A


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                             IMS HEALTH INCORPORATED

              The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each of the directors and executive officers of IMS Health Incorporated ("IMS") is set forth below. Except as set forth below each of the directors and executive officers is a citizen of the United States. The business address of each director and officer is IMS Health Incorporated, 200 Nyala Farms, Westport, CT 06880. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IMS.





NAME AND BUSINESS                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
-----------------                   ------------------------------------------
   DIRECTORS
   ---------
Clifford L. Alexander, Jr.        Chairman and Chief Executive Officer, The Dun &
                                  Bradstreet Corporation, Murray Hill, New Jersey

Victoria R. Fash                  President and Chief Executive Officer, IMS Health
                                  Incorporated

John P. Imlay, Jr.                Chairman, Imlay Investments, Inc., Atlanta, Georgia

Robert J. Kamerschen              Chairman and Chief Executive Officer, DIMAC Marketing Corporation,
                                  Atlanta, Georgia

Robert J. Lanigan                 Limited Partner, Palladium Equity Partners, New York, New York

H. Eugene Lockhart                President - Consumer Services, AT&T Corp., New York, New York

M. Bernard Puckett                Private Investor, Jackson, Mississippi

William C. Van Faasen             President and Chief Executive Officer, Blue Cross and Blue Shield of
                                  Massachusetts, Boston, MA

Robert Weissman                   Chairman, IMS Health Incorporated





NAME AND BUSINESS                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
-----------------                   ------------------------------------------
EXECUTIVE OFFICERS
------------------
Victoria R. Fash                  President and Chief Executive Officer

Matthew L. Friedman               Vice President and Treasurer

Craig S. Kussman                  Senior Vice President - Corporate Development

James C. Malone                   Senior Vice President - Finance and Controller, and Acting Chief
                                  Financial Officer

David H. Owen*                    Senior Vice President - Global Human Resources

David Stevens*                    Senior Vice President - General Counsel and Corporate Secretary

Robert E. Weissman                Chairman of the Board of Directors

Wayne P. Yetter                   Chief Operating Officer



----------
* Citizen of the United Kingdom
* Citizen of the United Kingdom


                                      -2-